UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2021

SHIFT4 PAYMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39313	84-3676340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 N. Irving St.

Allentown, Pennsylvania 18109

(Address of principal executive offices) (Zip Code)

(888) 276-2108

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 par value per share	FOUR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Variable Prepaid Forward Contract

On March 16, 2021, Jared Isaacman (“Mr. Isaacman”), Chairman and Chief Executive Officer of Shift4 Payments, Inc. (the “Company”), through a wholly-owned special purpose vehicle (the “SPV”), entered into a variable prepaid forward contract with an unaffiliated dealer (the “Dealer”) covering approximately 2.0 million shares of the Company’s Class A common stock. The variable prepaid forward contract is scheduled to settle on specified dates in February, March and April 2023, at which time the actual number of shares of the Company’s Class A common stock to be delivered by the SPV will be determined based on the price of the Company’s Class A common stock on such dates relative to the forward floor price of $73.19 per share and the forward cap price of $137.24 per share, with the aggregate number not to exceed approximately 2.0 million shares, which is the number of shares of Company’s Class B common stock and common units of Shift4 Payments, LLC pledged by the SPV to secure its obligations under the contract. Subject to certain conditions, the SPV can also elect to settle the variable prepaid forward contract in cash and thereby retain full ownership of the pledged shares and units.

Mr. Isaacman, through the SPV, entered into the variable prepaid forward contract to provide current liquidity while allowing him to maintain voting and dividend rights in the stock and units, as well as the ability to participate in future stock price appreciation up to the forward cap price of $137.24 per share, during the term of the contract and thereafter if the SPV settles the variable prepaid forward contract in cash.

The shares covered by the variable prepaid forward contract represent approximately 5.0% of the Company’s and 6.6% of Mr. Isaacman’s (on an as-converted basis) total shares of Class A common stock outstanding as of March 1, 2021, respectively. The pledged Class B common stock represents approximately 4.5% of the Company’s and 6.6% of Mr. Isaacman’s total voting power (including the outstanding Class C common stock) as of March 1, 2021, respectively. If the SPV were to default on its obligations under the variable prepaid forward contract and fail to cure such default, the Dealer would have the right to exchange up to approximately 2.0 million common units of Shift4 Payments, LLC pledged by the SPV for up to approximately 2.0 million shares of Company’s Class A common stock, and an equivalent number of Class B common stock will be retired.

Annual Meeting of Stockholders

The Board of Directors of the Company has established June 10, 2021 as the date of the Company’s 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). The 2021 Annual Meeting will be held virtually by means of remote communication. The details of the virtual annual meeting, including how stockholders can log into the virtual meeting, vote and submit questions, will be disclosed in the Company’s definitive proxy statement for the 2021 Annual Meeting to be filed with the Securities and Exchange Commission.

Any stockholder seeking to bring business before the 2021 Annual Meeting or to nominate a director must provide timely notice, as set forth in the Company’s Amended and Restated Bylaws (the “Bylaws”). Specifically, written notice of any proposed business or nomination must be received at the Company’s principal executive offices no later than March 26, 2021 (which is the tenth day following this public announcement of the date of the 2021 Annual Meeting). Any notice of proposed business or nomination must comply with the specific requirements set forth in the Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFT4 PAYMENTS, INC.

Date: March 16, 2021	By:	/s/ Jordan Frankel
Jordan Frankel
General Counsel and Secretary